U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                  Form 10-SB/A


              GENERAL FORM FOR REGISTRATION OF SECURITIES OF SMALL
                                BUSINESS ISSUERS
           Under Section 12(b) or 12 (g) of the Securities Act of 1934


                           AMANASU ENERGY CORPORATION
               ---------------------------------------------------
                 (Name of Small Business Issuer in its charter)

Nevada                                              98 - 0347883
--------                                         -----------------
(State of                                        (I.R.S. Employer
 Incorporation )                                  I.D. Number)


          Suite 212 - 955 West Broadway, Vancouver, B.C. Canada V5Z 1K3
                 ----------------------------------------------
                    (Address of Principal executive offices)


Issuer telephone number : 604-730-7729


Securities to be registered under Section 12 (b) of the Act:

         Title of each class         Name of exchange on which
         to be registered            each class is to be registered

            None                              None


Securities to be registered under Section 12(g) of the Act:

                          Common Stock
                         (Title of Class)

PART   I
ITEM 1 - DESCRIPTION  OF  THE  BUSINESS

Company Background.
---------------------------

     Amanasu Energy Corporation ("Company") was incorporated in the State of Nevada on February 22, 1999 under the name of Forte International Inc. On March 27, 2001, it changed its name to Amanasu Energy Corporation. The Company is a development stage company, and has not generated any revenues to date.

     On June 8, 2000, the Company received the exclusive, worldwide license to a technology that disposes of toxic and hazardous wastes through a proprietary, high temperature combustion system. The rights were obtained pursuant to a licensing agreement with the inventor of the technology for a period of 30 years. Under the licensing agreement, the Company is required to pay the licensor a royalty of two percent of the gross receipts from the sale of products using the technology.

     The Company intends to manufacture and sell waste disposal systems using the acquired technology to industries that require toxic and hazardous waste disposal, such as hospitals, power companies, manufacturers of electronic products, and to municipalities, among other prospective users.

     The Company's business office is located at Suite 212-955 West Broadway, Vancouver, British Columbia, Canada V5Z 1K3, and its telephone number is 604-730-7729.

Background of Technology.
--------------------------------

     The technology, known as the Amanasu Furnace, is a process that disposes of toxic and hazardous waste, through a proprietary, high temperature combustion system. The combustion system is a low cost methodology of generating extremely high temperatures is excess of 2,000 Celsius. Waste matter exposed to the extreme temperature system is instantly decomposed to a gaseous matter and a magna-like liquid. The process leaves a 1-2% residue of an inert, carbon substance and oxygen which vented out of the system. The process produces no toxins, smoke, ash, or soot.

     Mr. Masaichi Kikuchi is the inventor, owner, and licensor of the technology, and a consultant to the Company. In 1996, he constructed the first and only Amanasu furnace located on the island of Hokkaido, Japan. The unit has a five-ton per day capacity and has been operational since 1996, and the inventor has owned and operated the furnace since its initial construction. The Company has no present or future rights to own or operate the Hokkaido furnace, including its customers.

Description of the Amanasu Furnace.
--------------------------------------------

     The Amanasu furnace technology is a waste disposal system that safely and efficiently disposes of toxic and hazardous wastes in a cost efficient manner. The system has three general features; the proprietary combustion burner, the furnace compartment, and the gas processing compartment. The Company received licensing rights to the Amanasu furnace technology inclusive the proprietary burner, and no other licenses or arrangements are required concerning the technology.

     The proprietary aspect of the Amanasu furnace is the unique combustion system that generates abnormally high temperatures in excess of 2,000 degrees Celsius within the furnace compartment. A proprietary formula of low cost metals, such as powered aluminum and iron, is combined with an air pressurized, hydrocarbon flame creating a superheated hydrogen combustion flame. A spray nozzle or burner injects the flame into the furnace compartment where the flame is irradiated with microwaves to create an ionized flame reaching a heat conversion temperature of 18,000 C but an actual measured temperature of 1,800-2,300 C inside the furnace compartment. By contrast, an ordinary burner, neutral flame reaches temperatures between 800 to 1,600 C. The Company's licensed proprietary system reaches these temperatures using approximately 20 gallons of kerosene or light oil per hour for each one ton of daily capacity. For example, a five ton daily capacity unit requires five times as much hydrocarbon use or 100 gallons, per hour. The furnace reaches maximum temperatures within four to five hours after flame ignition. The resultant effect is a low cost methodology of generating extremely high temperatures within a confined furnace compartment.

     The inner walls of furnace and the combustion burner itself are protected from the extreme heat by magnetrons and tokomak. Magnetrons are circular magnets that deflect the gaseous ions from the furnace walls to the center of the furnace. Tokomak is an insulating material that further protects the furnaces walls from the extreme heat. Waste matter enters a feed dump where a conveyor or overhead grapple continuously feeds the waste to the furnace compartment. Once inside the high temperature furnace compartment, the chemical compounds of waste matter are instantly ionized or disintegrated into gaseous matter and a magna-like liquid. The magna-like liquid is water cooled to form a dense, inert carbon matter. The combustion gases resulting from the ionization first receive a light irradiation process to prevent recombination. A primary high speed water dousing process follows whereby the gas is cooled to 1,300 C. A series of two to four reaction tanks, similar to water shower units, further cool the gases, and sulfuric acid and nitric acid are removed through processing. Finally, the cooled gas, in the form of oxygen, is filtered and vented from the system as warm air at below 60 degrees C. The process is unlike conventional waste incinerators, as it produces no toxins, smoke, ash, or soot. The vented oxygen has dioxin levels below 0.01 nanogram and dibenzoflan levels below 0.001 nanogram. The inert carbon matter produced in the form of pellets is no more than 2% of the original mass, and can be used for roadway surfaces or disposed of in landfills.

     Furnaces will be sold in daily disposal capacities of; one-half ton to one ton, two tons to five tons, and greater than five tons.

     Units with daily capacities of one-half ton to one ton will be priced between $200,000 to $800,000. These units will measure approximately up to seven feet in length, four feet in width, and eight feet in height. These units can be manufactured as stationary or portable. Portable units can be mounted on a portable chassis, which can be hauled by a mid-sized truck to desired locations.

     Units with daily capacities of two to five tons will be priced between $1,200,000 to $2,000,000. These stationary units will measure approximately up to fourteen feet in length, five feet in width, and eight feet in height.

     Units with daily capacities of greater than five ton, including plants for municipalities, will require specific plant design based upon the requirements of each user. The pricing and size of each unit will be subject to the specific design and user requirements.

     The outer housing of the Amanasu furnace is constructed of fabricated steel. Ancillary equipment, other than as described above, includes feed hoppers, pipe conveyors, fuel polarization equipment, air polarization equipment, turbo fans, and an air compression system for the burner. The Company believes the furnace will have an estimated useful life of approximately 15 years. This estimate is based upon the Hokkaido, Japan unit that has been operating since 1996, and the experience of the inventor in designing and constructing other fabricated systems using similar components.

Markets and Marketing.
----------------------------

     Hazardous and toxic waste generally consists of a large number of chemicals, metals, pesticides, biological agents, toxic pollutants, and other substances. The treatment of toxic and hazardous waste worldwide is a growing and diverse industry. Significant legislation and regulation worldwide has contributed to the growth of this industry. These regulations are directed at protecting the environment by requiring originating parties to be responsible for managing the hazardous wastes that they generate. Although the proprietary furnace technology licensed by the Company disposes of various forms of waste, the Company will seek to promote its product as a toxic and hazardous waste disposal system. This position is premised upon the higher disposal fees for hazardous and toxic compared with the disposal fees of non-toxic or hazardous waste.

     The Company's strategic focus for the next 12 months is to market its licensed proprietary furnace directly to end users in the Pacific Rim, principally Japan, Korea, and Taiwan. The Company believes that these principal markets are attractive because of the limited landfill space available in these markets. Potential end users include local municipalities, hospitals, power companies, and manufacturers of electronic products, among other prospective users. The Company believes that it will be able to leverage upon the unit currently operating on the island of Hokkaido, Japan, as well as business contacts of the Company's president to commercially sell its product. During the next 12 months, the Company intends to augment the marketing efforts of the Company's president with assistance from an internal marketing team of three persons. As of August 1, 2001, the Company has not hired any marketing personnel. This marketing effort will concentrate on business contacts of the Company's president in the Pacific Rim that have a need for hazardous waste disposal. As part of its initial marketing effort, the Company will invite prospective customers to visit the Hokkaido facility to demonstrate the usefulness of the facility.

     During the second quarter of 2001, the Company's has initiated contact with a number of municipalities and private corporations for purposes of commercially selling its licensed proprietary furnace. At the end of June 2001, the Company in collaboration with Mr. Kikuchi, the inventor, conducted a demonstration at the Hokkaido facility to approximately 350 prospective customers from Japan and other Pacific Rim countries. As of August 1, 2001, the Company has not received any product sales from the demonstration. The Company cannot predict whether any sales will result from the demonstration or the efforts of the Company's president.

     Following this initial 12 month period, the Company expects to establish of a network of distributors throughout the Pacific Rim. It is contemplated that distributors will be granted exclusive distribution rights to a designated territory and will be compensated based on a negotiated percentage of sales. It is expected that distributors will be required to reach minimum sales levels in order maintain exclusive territorial distribution rights.

Governmental Regulation.
-------------------------------

     Generally, the Company will be required to receive regulatory approval from various governmental agencies to conduct its operations. The Company expects that either it or its distributors will apply for approval from required governmental agencies in its targeted markets of Japan, Korea, and Taiwan, as well as other markets. These regulatory approvals will require the Company to obtain and retain numerous governmental permits to conduct various aspects of its operations, any of which may be subject to revocation, modification or denial. Extensive and evolving environmental protection laws and regulations have been adopted worldwide during recent decades in response to public concern over the environment. The Company's operations and those of its future customers are subject to these evolving laws and regulations. The requirements of these laws and regulations could impose substantial potential liabilities to the Company and its customers. If the operations of the Company's furnace result in a toxic spill or other mishap, the Company and its customers could be subject to substantial fines, suspension of operation, or other significant penalties. The Company makes a continuing effort to anticipate regulatory, political, and legal developments in its principal markets in the Pacific Rim that might affect its operations, but it is not always able to do so. The Company cannot predict the extent to which any legislation or regulation that may be enacted, amended, repealed, reinterpreted, or enforced in the future may affect its operations. Such actions could adversely affect the Company's operations or impact its future financial condition or earnings.

     To date, the Company has not applied to any governmental agency for a permit to operate its furnace within such jurisdiction. However, the Hokkaido facility received a permit to operate the Hokkaido unit from a division of the Japanese Ministry of Labor in 1996. The Company's furnace is not a conventional incinerator, as it produces no toxins, smoke, ash, or soot. Based upon this fact and the fact that the Hokkaido facility has been operating in compliance with the governing laws and regulations since 1996, the Company believes that its furnace will comply with all governing regulations in those countries that it intends to sell its product.

Manufacturing And Suppliers.
-----------------------------------

     The proprietary combustion system of the Amanasu furnace will be manufactured by the inventor at his factory located on the island of Hokkaido, Japan. The inventor maintains existing personnel, equipment, and manufacturing resources to construct approximately 30 burners per month. The Company believes that the inventor has the capacity to increase the monthly burner output to at least 100 burners per month using its existing facilities. The Company and the inventor have agreed to charge the Company the actual cost to manufacture each burner, which includes all materials, labor, and overhead, plus a percentage not to exceed two percent. However, a written agreement has not been entered into by the parties. All other components of the furnace will be specially manufactured or supplied by various vendors located in the Hokkaido area in accordance with Company specifications. The Company believes these arrangements will be sufficient to meet the Company's production needs for the foreseeable future. The Company has not entered into any written contracts with providers of equipment or services related to the furnace. While the Company may maintain single sources for the manufacture or supply of various components, other than the combustion system, it believes that other sources for such components are available if necessary. The Company will rely solely upon the inventor for the manufacture of the proprietary combustion system, however, the Company has the technical know how to manufacture the combustion system, if necessary.

     The Company will ship all components, including the proprietary burner, to the desired customer location for assembly. The Company will outsource the furnace assembly and installation to local contractors under supervision by a technical representative of the Company.

Competition.
---------------

     Generally, the waste disposal industry is highly competitive. This industry is populated by many national or international companies, with significantly greater resources than that of the Company. Many of these competitors dispose of toxic waste in tradition methods such as landfills, and incinerator use. Despite the fact that these methods may not be environmentally friendly, they are nonetheless in compliance with governing regulations, and therefore, represent significant competition to the Company. In addition, competition may include other waste disposal systems that handle toxic and environmental waste in a non-pollutant manner, however, the Company is unaware of any non-pollutant, toxic waste disposal system in its targeted markets. Despite this competition, the Company believes it maintains certain competitive advantages in its targeted market. In particular, the Company believes that its system disposes of toxic and hazardous waste in an environmentally safe manner which has been demonstrated by tests performed by the Company. In addition, the Company believes that its fuel usage of 20 gallons of kerosene or light oil per hour for each one ton of daily capacity makes its system a cost effective method of disposing toxic waste.

     Consequently, the Company believes due to these competitive advantages, it will be able to effectively compete in this market.

Proprietary Rights.
----------------------

     Pursuant to the license agreement with the inventor, Mr. Kikuchi, the Company obtained the world-wide rights to the Amanasu furnace for a period of 30 years. The Company considers its waste treatment technologies and know-how as proprietary and will use a combination of trade secrets, non disclosure agreements, license agreements, and patent laws to protect its licensed proprietary rights. In 1996, Mr. Kikuchi, the inventor and a consultant to the Company, received a patent in Japan for the combustion technology, which expires in 2016. The Company anticipates that it will file for patent protection in other countries prior to any marketing efforts in such country.

Employees.
-------------

     As of July 31, 2001, the Company's officers are its only employees. In addition, the Company has entered into a consulting agreement with Mr. Kikuchi, the inventor of the technology. The Company has no collective bargaining agreements with its employees and believes its relations with its employees are good.

Facilities.
-----------

     The Company's executive offices are located at Suite 212 - 955 West Broadway, Vancouver, British Columbia, Canada V5Z 1K3. The premises are 1,000 square feet and are subleased from the Company's president on a month to month basis at a monthly rental amount of $200. In addition, the Company maintains an office at 2-18 Kyobashi Chuo-ku, Tokyo, Japan 104-0031. The premises are 2,000 square feet and approximately 600 square feet are subleased by the Company from its president rent free though the remainder of 2001.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Company 's Financial Statements, including the Notes thereto, appearing elsewhere in this Registration Statement.

Company Overview.
-----------------------

     The Company was organized on February 22, 1999. Its operations to date have been limited to obtaining the license to the technology and conducting preliminary marketing efforts.

Plan Of Operations.
-----------------------

     The Company is a development stage corporation. It has not commenced its planned operations of manufacturing and selling a toxic and hazardous waste disposal system.

     In May 2001, the Company received $200,000 resulting from the exercise of 20,000,000 stock purchase options by the Company's principal shareholder. The Company intends to raise additional funds in the approximate amount of $2,000,000 to $3,000,000 in near future through the private placement of its common stock. The proceeds from such private placement will be used to construct two demonstrational units, a one-half ton daily capacity unit and a one-ton daily capacity unit, to fully launch the marketing and sale of its licensed proprietary Amanasu furnace, and for other general working capital needs. The Company's cash requirements over the next twelve months are estimated to be approximately $1,000,000, which are entirely devoted to, the construction of a limited number of demonstrational units, the hiring of a limited staff to conduct its business, and general working capital needs. The Company has entered into discussions with a number of private investors concerning the private placement of its common stock, however, at this time; it has not received commitments from any source. Moreover, although the Company is encouraged by its discussions, it cannot predict whether it will be successful in raising any capital, which capital is essential to its plan of operations.

     The Company has no material commitments for capital at this time other than as described above. In addition, the Company does not expect to incur research and development costs within the next 12 months. The Company expects to outsource the construction and fabrication of its units to third parties, including the proprietary combustion system which will be manufactured by the inventor at his factory in Hokkaido, Japan. The Company believes that it can manufacture as many as 30 units per month using currently available manufacturing and assembly resources. The Company expects the production cycle for the one-half ton to five ton daily capacities will approximate three to six months. The Company believes that these production and assembly resources will be sufficient to meet anticipated product demand for the next 12 months. The Company expects to hire one administrative assistant to the Company's president, three marketing representatives, and one to two technical assistants. The marketing representatives will assist the Company's president in marketing its product in the Pacific Rim countries, and the technical assistants will design and engineer the larger systems in collaboration with the inventor.

     The Company will require a minimum of $1,000,000 to satisfy its cash requirements for the next 12 months. If the Company is successful in raising $1,000,000, it will commence the marketing of its units to prospective customers in the Pacific Rim. The Company expects to deliver production units within three to six months from order placement, and will require payment of at least 50% of the purchase price as a down payment for each customer order.

     If the Company is successful in raising its projected funds of $2,000,000 to $3,000,000, the Company believes that, this funding, along with bank borrowings, and cash flow from the sale of units, will enable the Company to commence the full scale manufacture and sale of its product. The Company can not predict whether or not it will be successful in its capital raising efforts, and, thus, be able to satisfy its cash requirements for the next 12 months. If the Company is unsuccessful in raising at least $1,000,000, it may not be able to complete its plan of operations.

ITEM 3. DESCRIPTION OF PROPERTY.

     The Company's executive offices are located at Suite 200-955 West Broadway, Vancouver, British Columbia, Canada V5Z 1K3. The premises are approximately 1,000 square feet and are subleased from the Company's president on a month to month basis at a monthly rental amount $200. The underlying lease expires December 31, 2001. The underlying lease is expected to be extended on a month to month basis thereafter. The Company believes that this office space will sufficient to support its growth for the next 12 month.

     The Company also maintains an office at 2-18 Kyobashi Chuo-ku, Tokyo, Japan 104-0031. The premises are 2,000 square feet and approximately 600 square feet is subleased by the Company from its Chairman rent free though the remainder of 2001. Lease terms beyond 2001 have not been determined by the parties. The underlying lease expires December 31, 2003. The Company believes additional lease space at this location will be available to support its future growth.

     The above agreements between the Company and its Chairman are oral arrangements. Other than as indicated, no other rental expenses will be charged to the Company by its Chairman for such periods. The conditions of both premises are good.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following table will identify, as of May 31, 2001, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group. The following information is based upon 40,000,000 shares of common stock of the Company which are issued and outstanding as of May 31, 2001. The address for each individual below is Suite 212-955 West Broadway, Vancouver, British Columbia, Canada V5Z 1K3, the address of the Company.

Title             Name and Address           Amount and nature          Percent
of Security       of Beneficial Owner        Beneficial Ownership(1)    of Class
------------      -----------------------    -----------------------    --------
Common            Family Corporation(2)          33,000,000               83%
Stock             #902 Ark Towers, 1-3-40,
                  Roppongi, Minatoku,
                  Tokyo, Japan

Common Stock      Atsushi Maki(3)(4)             35,570,000               89%

Common Stock      Lina Lei(4)                       362,500                1%

                  Officers and
                  Directors, as a
                  group (2 persons)              35,932,500               90%
--------------------------------------------------------------------------------
     (1). "Beneficial ownership" means having or sharing, directly or indirectly
          (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.
     (2). Mr. Atsushi Maki, the Company's Chairman and President, is the sole shareholder of Family Corporation and is deemed the beneficial owner of such shares.
     (3). Includes 2, 570,000 shares of common stock held individually by Mr. Maki and 33,000,000 shares of common stock held by Family Corporation.
     (4). Atsushi Maki and Lina Lei are husband and wife. Each spouse disclaims beneficial ownership of the shares of the other spouse.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

     The directors and executive officers of the Company, their ages, and the positions they hold are set forth below. The directors of the Company hold office until the next annual meeting of stockholders of the Company and until their successors in office are elected and qualified. All officers serve at the discretion of the Board of Directors.

                                     Director/
                                     Officer
Name                 Age             Since           Position
-------              ----            --------        -------------
Atsushi Maki         54              1999            President/Treasurer
                                                     and Chairman

Lina Lei             41              1999            Secretary and Director
--------------------------------------------------------------------------------
     Atsushi Maki has been the President, Treasurer and Chairman of the Company since November 10, 1999. During the past ten years, Mr. Maki has been an independent businessman involved mainly in real estate development projects in Japan. In 1995, he served as a Director of the Japan-Korea Cooperation Committee along with the former Prime Minister of Japan who acted as the Chairman of the committee. In 1999, he was responsible for establishing the Japan-China
Association, a foundation for fostering better relations between the two nations. He served as a director of the association, along with the Chairman of Sony Corporation and the Honorary Chairman of Toyota Motor Corporation. Mr. Maki is the husband of Lina Lei, the Secretary and a director of the Company.

     Lina Lei has been the Secretary and Director of the Company since November 10, 1999. From May 1990 to November 1999, Ms. Lei was employed by Thunder Company Ltd, Tokyo, Japan, in various capacities including as its managing director. Ms. Lei completed her university studies in Shanghai, China in 1982, and obtained a master's degree from Hitotsubashi University in Tokyo in 1990. Ms. Lei is the wife of Atsushi Maki, the Chairman and President of the Company.

ITEM 6. EXECUTIVE COMPENSATION.

     The compensation for all directors and officers individually for services rendered to the Company for the fiscal year ended December 31, 2000 and 1999, respectively:

                              SUMMARY COMPENSATION

                               Annual Compensation
Name and
Principal                          Salary           Bonus     Other
Position                 Year       ($)              ($)       ($)
---------                ------    ----------       ------    ------
Atsushi Maki             2000      $14,769(1)        -0-       -0-
Chairman, President      1999        2,462(1)        -0-       -0-
And Treasurer

Lina Lei                 2000        1,442(2)        -0-       -0-
Secretary and Director   1999          241(2)        -0-       -0-
--------------------------------------------------------------------------------
     (1). Mr. Maki received salary compensation in the form of 3,200,000 shares of common stock of the Company for the period from November 1999 through fiscal 2001. The shares were valued at $0.01 per share. Of the total amount of shares, 246,200 shares were allocated for fiscal 1999, with the balance allocated equally between 2000 and 2001.
     (2). Ms. Lei received salary compensation in the form of 312,500 shares of common stock of the Company for the period from November 1999 through fiscal 2001. The shares were valued at $0.01 per share. Of the total amount of shares, 24,100 shares were allocated for fiscal 1999, with the balance allocated equally between 2000 and 2001.

     The Company and its officers have agreed that the officers of the Company will not receive any other compensation beyond year 2001 until such time as the Company reaches profitability for a full fiscal quarter. The terms of any such employment arrangement have not been determined at this time. However, until the Company reaches profitability for a full fiscal quarter, each officer has agreed to devote its full business time to the affairs of the Company. Other than as indicated above, the Company did not have any other form of compensation payable to its officers or directors, including any stock option plans, stock appreciation rights, or long term incentive plan awards for the periods during the fiscal years 2000 and 1999.

     The Company's directors received no fees for their services in such capacity, however, they will be reimbursed for expenses incurred by them in connection with the Company's business.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     On December 15, 1999, the Company entered into an agreement with Family Corporation, a Japanese corporation, under which Family Corporation agreed to arrange the grant of a license to Amanasu Furnace to the Company. In exchange for obtaining the license to the Technology, the Company agreed to issue to Family Corporation 13,000,000 shares of its common stock and stock purchase options to acquire another 20,000,000 shares of common stock at a price per share of $0.01. In addition under the terms of the agreement, the Company agreed to issue 1,000,000 shares of common stock to the inventor of the technology, and 200,000 shares of common stock to the executive director of the inventor. In May 2001, Family Corporation exercised its option to acquire 20,000,000 shares of common stock of the Company and paid the sum of $200,000 to the Company. Mr. Atsushi Maki, the Company's Chairman and President, is the president and sole shareholder of Family Corporation.

     Mr. Maki received salary compensation in the form of 3,200,000 shares of common stock of the Company for the period from November 1999 through fiscal 2001. The shares were valued at $0.01 per share or a total of $32,000. Ms. Lei received salary compensation in the form of 312,500 shares of common stock of the Company for the period from November 1999 through fiscal 2001. The shares were valued at $0.01 per share or a total of $3,125.

     On June 8, 2000, the Company entered into an exclusive licensing agreement with the inventor of the Amanasu Furnace. Under the licensing agreement, the Company obtained the worldwide production and marketing rights of the Technology for 30 years, and the Company is required to pay the inventor a royalty of 2% on gross sales of the Technology.

ITEM 8. DESCRIPTION OF SECURITIES.

Common Stock
------------------
     The Certificate of Incorporation of the Company authorizes the issuance of 100,000,000 shares of common stock, $.001 par value, and as of May 31, 2001, 40,000,000 shares are issued and outstanding. The common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. In addition, each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. On matters submitted to a shareholder vote, a majority vote of shareholders is required to be actionable. Cumulative voting in the election of directors is denied. All shares of common stock are entitled to participate equally in dividends and rank equally upon liquidation. All shares of common stock when issued are fully paid and non-assessable by the Company. There are no restrictions on repurchases of common stock by the Company relating to dividend or sinking fund installment arrearage.

Preferred Stock
------------------
     The Certificate of Incorporation of the Company does not authorize the issuance of preferred stock. Any amendment of the Certificate of Incorporation to authorize the issuance of the preferred stock will require the majority vote of the shareholders.

PART II


ITEM 1. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     There is no public market for the Company's equity securities. The Company intends to establish a public market for its common stock in the United States following the registration of its securities pursuant to this Form 10-SB. Following the effectiveness of this registration statement, the Company will seek a market maker to file a Form 211 application with the NASD in order for its common stock to be quoted on the over the counter bulletin board of the NASDAQ. The application will be subject to the review and approval of NASD. As of June 30, 2001, (i) there are no outstanding warrants or options to purchase, or securities convertible into common stock of the Company and (ii) 4,000,000 shares of common stock can be sold pursuant to Rule 144. As of August 1, 2001, an additional 6,950,000 shares of common stock can be sold pursuant to Rule 144. Under Rule 144, shareholders whose restricted shares meet the rule's one year holding provisions, including persons who may be deemed affiliates of the Company, may resell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After a non affiliated shareholder meets the two year holding period of the rule, restricted securities may be resold without regard to the above restrictions. Restricted securities held by affiliates must continue, even after the two year holding period, to meet the resale limitations discussed above.

     As of May 31, 2001, there are 28 shareholders of record of the Company's common stock. Although there are no restrictions on the Company's ability to declare or pay dividends, the Company has not declared or paid any dividends since its inception.

ITEM 2. LEGAL PROCEEDINGS.

     The Company is not a party to any material legal proceedings.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

              Party                     Amount of
Date          Receiving Shares          Shares            Consideration
-----         --------------------      -----------       --------------
6/22/00       Family Corporation        13,000,000        Services
7/19/00       Atsushi Maki               3,200,000        Services
7/19/00       Jufang Zhang               1,800,000        Services
7/19/00       Wanxuan Lei                  200,000        Services
7/19/00       Lina Lei                     312,500        Services
7/19/00       Charlie Lan                  212,500        Services
7/19/00       Liu Yuh Hsin                 400,000        Services
7/19/00       Chu Meiying                  300,000        Services
7/19/00       Yenyu Liu                    125,000        Services
7/19/00       Peter Khean                  400,000        Services
5/9/01        Family Corporation        20,000,000        $200,000

     The services rendered by Family Corporation in exchange for 13,000,000 shares of common stock related to the agreement entered into on December 15, 1999 by and between the Company and Family Corporation. Mr. Atsushi Maki and Lina Lei performed managerial services to the Company through 2001 in exchange for the 3,200,000 and 312,500 shares of common stock, respectively. The services rendered by Jufang Zhang, Wanxuan Lei, Liu Yuh Hsin, Chu Meiying and Yenyu Liu relate to product marketing services performed in Taiwan, and the services rendered by Charlie Lan and Peter Khean relate to business and administrative services performed in North America.

     The above common stock issuances were exempt from registration  pursuant to
Section 3(b) and 4(2) of the Securities Act of 1933, as amended (the "Act"), including Rule 504 of Regulation D promulgated under the Act. No advertisement or general solicitation was used in connection with the common stock issuances described above in compliance with Rule 504. Each recipient of securities in each such transaction represented his or her intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and, appropriate legends were affixed to the share certificates issued in such transactions.


Item 5. Indemnification of Directors and Officers.

     The Company's By-Laws eliminates personal liability in accordance with the Nevada Revised Statutes. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

     In so far as indemnification for liability arising from the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling the Company, it has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Part F/S


                           AMANASU ENERGY CORPORATION

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2000






                                    CONTENTS


                                                                        Page

Accountant's Audit Report                                                F-1

Balance Sheets                                                           F-2

Statements of Operations                                                 F-3

Statements of Changes in Stockholder's Equity                            F-4

Statements of Cash Flows                                                 F-5

Notes to Financial Statements                                            F-6

Balance Sheets as of March 31, 2001 (unaudited)                          F-11

Statements of Operations for the Quarters Ended March 31, 2001
and 2000, and from inception.                                            F-12

Statements of Cash Flows for the Quarters Ended March 31, 2001
and 2000, and from inception.                                            F-13

Notes to Financial Statements                                            F-14

 Board of Directors
 Amanasu Energy Corporation

 I have audited the accompanying balance sheets of Amanasu Energy Corporation (a development stage company) as of December 31, 2000 and 1999, and the related statements of operations and deficit accumulated during development stage, changes in stockholders' equity, and cash flows for the year ended December 31, 2000 and the period February 22, 1999 to December 31, 1999. These financial statements are the responsibility of the Company management. My responsibility is to express an opinion on these financial statements based on my audit.

 I conducted the audit in accordance with generally accepted auditing standards of the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

 In my opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Amanasu Energy Corporation as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and the period February 22, 1999 to December 31, 1999 in conformity with generally accepted accounting principles of the United State of America.


 /s/ Robert G. Jeffrey
 ROBERT G. JEFFREY, CPA



 June 11, 2001
 Wayne, New Jersey

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                                 BALANCE SHEETS
                                  December 31,



ASSETS                                                   2000              1999
                                                     ---------         ---------

Current Assets:
    Prepaid expenses                                 $  16,211                -
                                                     ---------         ---------
                  Total current assets                  16,211                -
                                                     ---------         ---------
                  Total Assets                       $  16,211         $      -
                                                     =========         =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Obligation to issue shares of common stock       $     -           $  2,703
                                                     ---------         ---------
                  Total liabilities                        -              2,703
                                                     ---------         ---------
Stockholders' Equity:
    Common stock:  authorized 100,000,000 shares
        of $.001 par value; 20,000,000 issued and
        outstanding                                      7,000                -
    Additional paid in capital                          63,000                -
    Deficit accumulated during development stage       (53,789)          (2,703)
                                                     ---------         ---------
                  Total stockholders' equity            16,211           (2,703)

         Total Liabilities and Stockholders' Equity  $  16,211         $      -
                                                     =========         =========





   The accompanying notes are an integral part of these financial statements.

                           AMANASU ENERGY CORPORATION
                          (A Development State Company)
                      STATEMENTS OF OPERATIONS AND DEFICIT
                      ACCUMULATED DURING DEVELOPMENT STAGE



                                                            February 22, 1999
                           Year        February 22 To       (Date of Inception)
                           2000        December 31, 1999    To December 31, 2000
                         --------      -----------------    --------------------
Revenue                  $      -      $         -          $          -

Expenses                   51,086            2,703                53,789
                         --------      -----------------    --------------------
Loss accumulated
    during development
    stage                $(51,086)         $(2,703)         $    (53,789)
                         ========      =================    ====================
Net loss per share -
    Basic and Diluted       $(.01)          $    -
                         ========      =================























   The accompanying notes are an integral part of these financial statements.

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                For the Periods Ended December 31, 2000 and 1999


                                                                       Deficit Accumulated
                                 Common Stock           Additional     During
                               Shares      Amount     Paid in Capital  Development Stage        Total
                             ----------------------------------------------------------------------------
Balance February 22, 1999         -    $       -   $          -    $       -                  $       -

Net loss for the period                                                  (2,703)                  (2,703)
                             ----------------------------------------------------------------------------
Balance, December 31, 1999         -           -              -          (2,703)                  (2,703)

Shares issued for
- fees for acquistion of
  licensing agreement        13,000,000        -              -             -                        -
- compensation to officers    3,512,500       3,512        31,613                                 35,125
- services to consultants     3,487,500       3,488        31,387           -                     34,875
Net loss for the period                                                 (51,086)                 (51,086)
                             ----------------------------------------------------------------------------

Balance, December 31, 2000   20,000,000    $  7,000   $    63,000      $(53,789)               $  16,211
                             ============================================================================





   The accompanying notes are an integral part of these financial statements.

                           AMANASU ENERGY CORPORATION
                          (A Development State Company)
                            STATEMENTS OF CASH FLOWS

                                                                                          February 22, 1999
                                                    Year            February 22 To        (Date of Inception)
                                                    2000            December 31, 1999     To December 31,2000
                                                 ----------         -----------------     -------------------
CASH FLOWS FROM OPERATIONS:
Net loss                                          $(51,086)         $    (2,703)          $    (53,789)
Charges not requiring the outlay of cash:
     Services provided for common stock              51,086               2,703                 53,789
                                                  ----------         -----------------     -------------------
         Net Cash Provided By
             Operating Activities                         -                   -                      -

Cash balance, beginning of period                         -                   -                      -
                                                  ----------         -----------------     -------------------

Cash balance, end of period                       $       -         $         -           $          -
                                                  ==========        ==================    ====================






















   The accompanying notes are an integral part of these financial statements.

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000



1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization of Company
 The Company was formed February 22, 1999, as Forte International, Inc. The name was changed to Amanasu Energy Corporation on March 27, 2001.

 Business
 The Company has acquired worldwide licensing rights for nuclear incinerator technology, known as "The Amanasu Furnace". The Furnace is a positive ion breeder incinerator process that converts domestic and industrial wastes to ions through high temperature exposure. The resultant residue consists of oxygen gas and inert slag pellets.

 Development Stage Accounting
 The Company is a development stage company, as defined in Financial Accounting Standards (FAS) Statement No. 7. Generally accepted accounting principles that apply to established operating enterprises govern the recognition of revenue by a development stage enterprise and the accounting for costs and expenses. From inception to December 31, 2000, the Company has been in the development stage and all its efforts have been devoted to obtaining worldwide licensing rights to the nuclear incinerator technology which is described above. No revenue had been realized through December 31, 2000.

 Basis Of Presentation
 The Company has incurred losses from inception to December 31, 2000 of $53,789. Capital was raised in the amount of $200,000 in May 2001 through the issuance of 20,000,000 shares of common stock. This is expected to provide adequate financing to allow the Company to begin using its licensing rights to the nuclear incinerator technology.

 Cash
 For purposes of the statements of cash flows, the Company considers all short term debts securities purchased with a maturity of three months or less to be cash equivalents.

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000



 Fixed Assets
 Fixed assets, when acquired, will be recorded at cost. Depreciation will be computed using accelerated methods, with lives of seven years for furniture and equipment and five years for computers and automobiles.

 Licensing Agreement
 During the year 2000, the Company issued 13,000,000 shares of common stock to a company that is wholly owned by the Company president as a fee for arranging the acquisition of the licensing agreement for the technology. No value has assigned to this intangible asset.

 Income Taxes
 Deferred income taxes are recorded to reflect the tax consequences or benefits to future years of any temporary differences between the tax basis of assets and liabilities, and of net operating loss carryforwards.

 Use Of Estimates
 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

 Advertising Costs
 The Company will expense advertising costs when the advertisement occurs. There has been no spending thus far on advertising.

 Segment Reporting
 Management will treat the operations of the Company as one segment.

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                          NOTE TO FINANCIAL STATEMENTS
                                December 31, 2000



1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

 Common Stock
 During 2000, the Company issued 13,000,000 shares of its common stock to a corporation wholly owned by the Company's president in connection with obtaining a license of the technology. In addition, during this period, the Company issued 7,000,000 shares of common stock as compensation to its officers and for services provided by consultants. Of this total, 3,512,500 shares were issued to two officers as salaries for the period from November 1, 1999 to December 31, 2001 which were valued in the aggregate at $35,125. Of this amount, 270,300 shares (or $2,703) were allocated to the 1999 period, with the balance of such shares allocated equally between 2000 and 2001. The $16,211 allocated to the year 2001 has been reported as a prepaid expense and will be expensed in 2001. The remaining 3,487,500 shares of common stock issued for services went to various consultants in connection with services rendered during the 2000 period. These shares were valued at $34,875.

2.       RELATED PARTY TRANSACTIONS

 A total of 13,000,000 shares was issued during the year 2000 to a corporation which is controlled by the president of the Company. These shares were issued as compensation for arranging the acquisition of the licensing agreement for the nuclear incinerator technology. An additional 3,512,500 shares was issued to officers of the Company during the year 2000 as compensation for the period November 1, 1999 to December 31, 2001.

 An option for an additional 20,000,000 shares was issued to the corporation which is controlled by the president of the Company in connection with the acquisition of the licensing agreement. The exercise price of these options is $.01 per share.

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                          NOTE TO FINANCIAL STATEMENTS
                                December 31, 2000


3.       INCOME TAXES

 The Company experienced losses during 1999 and 2000 which totaled $53,789. As a result, it has incurred no Federal income tax. The Internal Revenue Code allows net operating losses (NOL's) to be carried forward and applied against future profits for a period of twenty years. The potential benefit of the NOL has been recognized on the books of the Company, but it has been offset by a valuation allowance. If not used, the NOL carryforward will expire in the year 2020.

 Under Statement of Financial Accounting Standards No. 109, recognition of deferred tax assets is permitted unless it is more likely than not that the assets will not be realized. The Company has recorded noncurrent deferred tax assets as follows:

                  Deferred Tax Assets                $18,288
                  Valuation Allowance                 18,288
                                                     -------
                      Balance Recognized             $    -
                                                     =======

4.       EARNINGS PER SHARE

                                       Period February 22 to December 31, 1999
                                       ---------------------------------------

                                        Net      Average Shares    Per Share
                                        Loss     Outstanding       Amount
                                   ----------    --------------    ----------
         Loss allocable to
             common shareholders   $  (2,703)         -            $      -
                                   ==========    ==============    ==========


                                                 Year 2000
                                                 ---------


         Loss allocable to
             common shareholders   $ (51,086)      6,819,672       $  (.01)
                                   ==========    ==============    ==========

 Options to purchase common stock were outstanding at the end of 2000 but were not included in the computation of earnings per share because such inclusion would have an antidilutive effect.

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                          NOTE TO FINANCIAL STATEMENTS
                                December 31, 2000




5.       RENTALS UNDER OPERATING LEASES

 The Company has made its offices in temporary quarters which are rented on a month to month basis. No obligation for rent had been incurred through March 31, 2001

6.       SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

 There was no cash paid for interest or income taxes during either of the periods presented.

 The following non-cash financing and investing activity occurred during the year 2000:

 Shares of common stock were issued for services during the year 2000, totaling 20,000,000. Of this total, 13,000,000 shares were treated as the cost of obtaining a licensing agreement, and the remainder were treated as the cost of other services.

7.       CONTINGENCIES

 In connection with the acquisition of the licensing agreement of the nuclear incinerator technology, the Company issued options under which 20,000,000 shares of common stock can be acquired at a price of $.01 per share. This option was exercised in May of 2001.

 The Company was committed to issue an additional 1,200,000 shares of common stock as partial consideration for the acquisition of the licensing agreement. Of this total, 1,000,000 are allocated to the inventor of the technology and 200,000 are allocated to an excutive in the employ of the inventor. These shares were issued in June 2001. Mr. Masaichi Kikuchi, is the owner, inventor and licensor of the technlolgy. Mr. Kikuchi is also a consultant to the Company.

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                                  BALANCE SHEET
                                   (Unaudited)
                                 March 31, 2001



ASSETS

Current Assets:
    Prepaid expenses                                            $  12,158
                                                                ---------
                  Total current assets                             12,158
                                                                ---------
                           Total Assets                         $  12,158
                                                                =========


LIABILITIES AND STOCKHOLDERS' EQUITY

 Stockholders' Equity:
    Common stock:  authorized 100,000,000 shares
        of $.001 par value; 20,000,000 issued and
        outstanding                                                 7,000
    Additional paid in capital                                     63,000
    Deficit accumulated during development stage                  (57,842)
                                                                ---------
                  Total stockholders' equity                       12,158
                                                                ---------
         Total Liabilities and Stockholders' Equity             $  12,158
                                                                =========






 These statements should be read in conjunction with the year-end financial statements.

                           AMANASU ENERGY CORPORATION
                          (A Development State Company)
                      STATEMENTS OF OPERATIONS AND DEFICIT
                      ACCUMULATED DURING DEVELOPMENT STAGE
                                   (Unaudited)

                                                       February 22, 1999
                          Quarter Ended March 31,      (Date of Inception)
                             2001        2000          To March 31, 2001
                          -----------------------      -------------------

Revenue                   $     -      $     -         $          -

Expenses                    4,053        4,053               57,872
                          -----------------------      -------------------

Loss accumulated
    during development
    stage                 $(4,053)     $(4,053)        $    (57,842)
                          ========     ========        ===================
Loss Per Share -
    Basic and Diluted     $     -      $     -
                          ========     ========






















 These statements should be read in conjunction with the year-end financial statements.

                           AMANASU ENERGY CORPORATION
                          (A Development State Company)
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                         February 22, 1999
                                            Quarter Ended March 31,      (Date of Inception)
                                              2001          2000         To December 31,2001
                                            -----------------------      -------------------
CASH FLOWS FROM OPERATIONS:
Net loss                                    $(4,053)      $(4,053)       $     (57,842)
Charges Not Requiring The Outlay Of Cash:
     Services provided for common stock       4,053         4,053               57,842
                                            -----------------------      -------------------
         Net Cash Provided By
             Operating Activities                 -             -                    -
Cash balance, beginning of period                 -             -                    -
                                            -----------------------      -------------------
Cash balance, end of period                 $     -       $     -        $           -
                                            ========      =========      ===================






























 These statements should be read in conjunction with the year-end financial statements.

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                                 March 31, 2001



1.       BASIS OF PRESENTATION

 The unuadited interim financial statements of Amanasu Energy Corporation (the "Company") as of March 31, 2001 and for the three month periods ended March 31, 2001 and 2000, respectively, have been prepared in accordance with generally accepted accounting principles. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. The results of operations for the quarter ended March 31, 2001 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2001.

 Certain information and disclosures normally included in the notes to the consolidated financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2000.

PART   III

Exhibit                                 Description

3(i)(a) Articles of Incorporation of the Company (Incorporated by reference to the Company's Form 10-SB filed on June 20, 2001).
3(i)(b)        Certificate       of      Amendment      to      Articles      of
               Incorporation(Incorporated by reference to the Company's Form 10-SB filed on June 20, 2001).
3(ii)(a) Amended and Restated By - Laws of the Company (Incorporated by reference to the Company's Form 10-SB filed on June 20, 2001).
10(i) Agreement between Family Corporation and the Company dated December 15, 1999 . (Incorporated by reference to the Company's Form 10-SB filed on June 20, 2001).
10(ii) License agreement between the Company and Masaichi Kikuchi dated June 8, 2000. (Incorporated by reference to the Company's Form 10-SB filed on June 20, 2001).
10(iii) Technical Consulting Agreement the Company and Masaichi Kikuchi dated June 9, 2001. (Incorporated by reference to the Company's Form 10-SB filed on June 20, 2001).
10(iv) Amendment No. 1 to Licensing Agreement dated July 30, 2001, however, effective June 8, 2000 by and between the Company and Masaichi Kikuchi. *
* Filed herewith.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 10-SB to be signed on its behalf by the undersigned, thereunto duly authorized.

AMANASU  ENERGY  CORPORATION


/s/ Atsushi Maki
Atsushi Maki
Chairman, President and                                         August 8, 2001
Chief Financial Officer

PART   III

Exhibit                                 Description

3(i)(a) Articles of Incorporation of the Company (Incorporated by reference to the Company's Form 10-SB filed on June 20, 2001).
3(i)(b)        Certificate       of      Amendment      to      Articles      of
               Incorporation(Incorporated by reference to the Company's Form 10-SB filed on June 20, 2001).
3(ii)(a) Amended and Restated By - Laws of the Company (Incorporated by reference to the Company's Form 10-SB filed on June 20, 2001). 10(i) Agreement between Family Corporation and the Company dated December 15, 1999 . (Incorporated by reference to the Company's Form 10-SB filed on June 20, 2001).
10(ii) License agreement between the Company and Masaichi Kikuchi dated June 8, 2000. (Incorporated by reference to the Company's Form 10-SB filed on June 20, 2001).
10(iii) Technical Consulting Agreement the Company and Masaichi Kikuchi dated June 9, 2001. (Incorporated by reference to the Company's Form 10-SB filed on June 20, 2001).
10(iv) Amendment No. 1 to Licensing Agreement dated July 30, 2001, however, effective June 8, 2000 by and between the Company and Masaichi Kikuchi. *
* Filed herewith.

Exhibit 10 (iv)

                                 AMENDMENT NO 1
                                       TO
                               LICENSING AGREEMENT

     This Agreement is made and effective as set forth below by and between AMANASU ENERGY CORPORATION (formerly known as Forte International, Inc.), a Nevada corporation having its business office at Suite 212 - 955 West Broadway, Vancouver, B.C. Canada V5Z 1K3 (hereafter referred to as the " Company " ), and MASAICHI KIKUCHI, having his business address at Suite 2-2 Uzura Kamisunagawa Sorachi-gun, Hokkaido 073-0221, Japan (hereinafter referred to as " Kikuchi " ).

                                   WITNESSETH

     WHEREAS, reference is hereby made to that Licensing Agreement dated June 8, 2000 by and between the Forte International Inc. and Kikuchi ("Original Agreement"),

     WHEREAS, Forte International Inc. has changed its name to Amanasu Energy Corporation,

     WHEREAS, the parties desire to amend, modify and clarify certain terms and conditions of the Original Agreement,

     NOW THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:
                                                                  ***
     1. Amendment to Section 2.00. Section 2.00 of the Original Agreement is amended in its entirety to read as follow:

          Subject to the conditions of this Agreement, Licensor grants to Licensee the exclusive right to use the Technology to make, have made, use and sell the Licensed Products and practice the Licensed Method on a worldwide basis.

     2. Ratification of Original Agreement. Inclusive of the amendment stated herein, the parties do hereby ratify and confirm that the Original Agreement is binding and in full force and effect.

     Executed this the 30th day of July 2001, however, effective as of the 8th day of June 2000.

Amanasu Energy Corporation

/s/ Atsushi Maki
Atsushi Maki
Chairman


/s/ Masaichi Kikuchi
Masaichi Kikuchi